                    TRADEMARK TRANSITION LICENSE AGREEMENT

  Agreement made as of this 11th day of December, 1996, ("Effective Date") by and between Tenneco Management Company, a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 1275 King St., Greenwich, CT 06831-2946, hereinafter referred to as Licensor, and Newport News Shipbuilding Inc., a corporation organized under the laws of the State of Virginia, whose principal place of business is located at 4101 Washington Avenue, Newport News, Virginia 23607, hereinafter referred to as Licensee,

  Whereas, Licensor has adopted and is using the name and mark "Tenneco", alone and in combination with other terms and/or symbols and variations thereof including "Tenn-Speed", "Tenn-Speed 2" and "Tennnet", in the United States and elsewhere throughout the world and is the owner of the U.S. Trademark Applications and the U.S. Trademark Registrations, listed on Exhibit A of this Agreement, from the United States Patent and Trademark Office, (hereinafter collectively referred to as the "Trademark"); and

  Whereas, Licensee is desirous of using said Trademark with respect to the goods and services listed on Exhibit B, to assist Licensee in its transition to a new identity and for the limited purposes more fully described below;

  Now, therefore, in consideration of the foregoing Recitals which are hereby incorporated into the operative terms hereof, the mutual promises contained in this Agreement and good and valuable consideration from the Licensee to the Licensor, the receipt and sufficiency of which is hereby acknowledged by said Licensor, the parties hereby agree as follows:

  1. License. Licensor grants to Licensee and its subsidiary companies the limited, non-exclusive right to use the Trademark under the common law and under the auspices and privileges provided by any of the registrations covering the same during the term of this Agreement, and Licensee hereby undertakes to use the Trademark as follows:

    a. For a period of 30 days following the Effective Date of this Agreement, Licensee may use the Trademark in its corporate name. After 30 days following the Effective Date of this Agreement, Licensee shall change, if necessary, its corporate name to delete the Trademark or any other word that is confusingly similar to the Trademark (except the word "Tennessee");

    b. For a period of six (6) months following the Effective Date of this Agreement, Licensee shall be entitled to use its existing supplies and documents which have imprinted thereon the Trademark to the extent that such supplies and documents were existing inventory prior to the Effective Date of this Agreement. Licensee shall not print any new supplies or documents bearing the Trademark as of the Effective Date of this Agreement.

    c. For a period of one year from the Effective Date of this Agreement, Licensee may use the Trademark on existing signs, displays or other identifications or advertising material (except as limited in b above). Licensee shall not prepare or install any new signs, displays or other identifications or advertising material bearing the Trademark. Licensee shall remove any and all references to the Trademark from any and all signs, displays or other identifications or advertising material by the end of the one year period.

  2. Quality of Services. Licensee agrees to maintain such quality standards as shall be prescribed by Licensor in the conduct of the business operations with which the Trademark is used. Licensee shall use the Trademark only with goods and services listed in Exhibit B rendered by Licensee in accordance with the terms of this agreement and with the guidance and directions furnished to the Licensee by the Licensor, or its authorized representatives or agents, from time to time, if any; but always the quality of the goods and services shall be satisfactory to the Licensor or as specified by it.

  3. Inspection. Licensee will permit duly authorized representatives of the Licensor to inspect the premises of Licensee using the Trademarks at all reasonable times, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 2 hereof.

  4. Use of Trademark. When using the Trademark under this Agreement, Licensee undertakes to comply substantially with all laws pertaining to the Trademark. This provision includes compliance with marking requirements. Licensee represents and warrants that all goods and services to be sold under the Trademark and the marketing, sales, and distribution of them shall meet or exceed all federal, state, and local laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to, those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell, or distribute any goods or services or cause or permit any goods or services to be packaged, marketed, sold, or distributed in violation of any such federal, state, or local law, ordinance, standard, regulation, or guideline.

  5. Extent of License. The license granted herein is for the sole purpose of assisting Licensee in its transition to a new identity and is not assignable or transferable in any manner whatsoever. Licensee has no right to grant any sublicenses or to use the Trademark for any other purpose.

  6. Indemnity. Licensee acknowledges that it will have no claims against Licensor for any damage to property or injury to persons arising out of the operation of Licensee's business. Licensee agrees to indemnify, hold harmless, and defend Licensor and its subsidiaries and its authorized representatives with legal counsel acceptable to Licensor from and against any and all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with:

    a. Licensee's use of the Trademark; or

    b. any breach by Licensee of any provision of this Agreement or of any warranty made by Licensee in this Agreement.

No approval by Licensor of any action by Licensee shall affect any right of Licensor to indemnification hereunder.

  7. Termination. Except as otherwise provided herein, this Agreement shall remain in full force and effect for the periods stated in Paragraph 1, above. However, Licensor retains the right to immediately terminate this Agreement in the event of a material breach of any term of this Agreement by Licensee, upon written notice to the Licensee.

  8. Ownership of Trademark. The Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part or all of such right, title and interest. In connection with the use of the Trademark, Licensee shall not in any manner represent that it has any ownership in the Trademark or registrations thereof, and acknowledges that use of the Trademark shall enure to the benefit of the Licensor. On termination of this Agreement or any portion thereof in any manner provided herein, the Licensee will destroy all signs, displays or other identifications or advertising material, supplies and documents, and any other materials bearing the Trademark and will certify to Licensor in writing that it has done so. Furthermore, Licensee will not at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark (except the word "Tennessee").

  9. Infringement of Trademark. If Licensee learns of any actual or threatened infringement of the Trademark or of the existence, use, or promotion of any mark or design similar to the Trademark, Licensee shall promptly notify Licensor. Licensor has the right to decide at its sole discretion what legal proceedings or other action, if any, shall be taken, by who, how such proceedings or other action shall be conducted, and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor and all sums recovered in such proceedings, whether by judgment, settlement, or otherwise, shall be retained solely and exclusively by Licensor.

  10. Injunctive Relief. Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademark, including, without limitation, Licensee's failure to cease the manufacture, sale, marketing, or distribution of the goods bearing the Trademark at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent Licensee of them. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities, and Licensee agrees that in the event of such breach or threatened breach, Licensor shall be entitled to temporary and permanent injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

  11. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which maintain the economic purposes and intentions of this Agreement.

  12. Notice. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above, (followed by facsimile) or at such other address as may be furnished in writing to the notifying party.

  13. Miscellaneous.

    a. Captions. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

    b. Interpretation. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

    c. Waiver. The failure of Licensor to insist in any one or more instances upon the performance of any term, obligation, or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing.

    d. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Agreement, and Licensee shall use its best efforts to transition all existing materials, including signs and displays, bearing the Trademark to a new name and mark.

    e. Rights Cumulative. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

    f. Governing Law and Consent to Jurisdiction. ALL QUESTIONS AND/OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE.

Attest:                                   LICENSOR

/s/ James Gaughan                         By: /s/ Mark A. McCullum
-------------------------------               ----------------------------------
    Assistant Secretary                           Vice President


Attest:                                   LICENSEE

/s/ James Gaughan                         By: /s/ Stephen B. Clarkson
-------------------------------               ----------------------------------
    Assistant Secretary                           Vice President

                                  EXHIBIT "A"

                                        REGISTRATION                           EXPIRATION
            TRADEMARK                       NO.                                   DATE
            ---------                   ------------                           -----------
        Tenneco                           1050475                               19OC1996
        Tenneco                           866995                                25MR2009
        Tenneco                           823408                                31JA2007
        Tenneco                           786614                                16MR2005
        Tenneco                           783055                                12JA2005
        Tenneco                           827435                                18AP2007
        Tenneco                           1250178                               06SE2003
        Tenneco                           1251601                               20SE2003
        Tenneco                           1310943                               25DE2004
        Tenneco                           1930571                               31OC2005
        Tenneco                           1917869                               12SE2005
        Tennnet                           1956845                               13FE2006
        Tennnet                           1929997                               24OC2005
        Tenneco & Shield                  831633                                14JL2007
        Tenneco & Shield                  857262                                24SE1998
        Tenneco & Shield                  823409                                31JA2007
        Tenneco & Shield                  827436                                18AP2007
        Tenneco & Shield                  786595                                16MR2005
        Tenneco & Shield                  786984                                23MR2005
        Tenneco & Shield                  1250177                               06SE2003
        Tenneco & Shield                  1236187                               03MY2003
        Tenneco & Shield                  1310944                               25DE2004
        Tenneco & Shield                  1614779                               25SE2000
        Tenn-Speed                        1542283                               06JU2009
        Tenn-Speed 2                      1841694                               28JU2004
        Tenn-Speed 2                      1855752                               27SE2004
                                        APPLICATION                            APPLICATION
            TRADEMARK                       NO.                                   DATE
            ---------                   ------------                           -----------
        Tenneco                           731906                                13SE1995
        Tenneco                           521074                                09MY1994
        Tenneco & Horizon                 731464                                13SE1995

                                   EXHIBIT B

  Ships

  Custom and naval shipbuilding, drydock and ship repair services.

  Naval architectural design.